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                                                                   EXHIBIT 10.22


                         [NUMBER 9 LOGO APPEARS HERE]




Andy Najda
C.E.O.
Number Nine Visual Technology Corporation


I am resigning my position as Chief Operating Officer and Chief Financial Officer of the Company. My last day will be January 30, 1998.

Sincerely,

  /s/ Daniel W. Muehl
---------------------------
Daniel W. Muehl
C.O.O/C.F.O.